EXHIBIT 1

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.300.29520-8

Publicly-Held Company

NOTICE TO THE SHAREHOLDERS

Oi S.A. (“Oi” or the “Company”) informs its shareholders and the market in general that it received a request from one of its shareholders, Marcelo Laranjeira Fraga, for the nomination of a candidate for election to the Board of Directors and alternates for election to the Audit Committee, which will be voted on during the upcoming General Shareholders’ Meeting to be held on April 28 at the Company’s offices (“AGM”). The information for the respective candidates nominated by the shareholder are attached to this Notice to the Shareholders.

The Company informs that the nomination of the above candidates does not change the management proposal, which was made available to the shareholders at the Company’s offices and through the Empresas.NET system of the Brazilian Securities Exchange Commission (Comissão de Valores Mobiliários – CVM) and the São Paulo Stock Exchange (Bolsa de Valores, Mercadorias e Futuros – BM&FBOVESPA) regarding the election of individuals to the Board of Directors, in accordance with Art. 31, sole paragraph of the Company’s bylaws and Art. 150 of the Brazilian Corporations Law; and to the Audit Committee.

Rio de Janeiro, April 26, 2016.

Oi S.A.

Flavio Nicolay Guimarães

Chief Financial Officer and Investor Relations Officer

EXHIBIT IV

Article 10 of CVM Instruction No. 481/09

ITEMS 12.5 TO 12.10 OF THE REFERENCE FORM

(Complementary information related to the proposal for election of the management members)

12.5 – Indicate in table format:

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
Allan Kardec de Melo Ferreira	11/19/1946	Audit Committee	04/28/2016	Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
054.541.586-15	Attorney	Effective member	04/28/2016	Not applicable	Not applicable

Independent member	Number of consecutive terms
Yes	7

Curriculum Vitae

Allan Kardec de Melo Ferreira was internal advisor of Andrade Gutierrez from 1971 to 1993, being responsible for the company’s competitive bidding and contracts in Brazil between 1971 and 1980 and head of the international legal department between 1980 and 1993. His activities comprise management advisory for several companies in the civil, trading and tax areas, as well as the participation in restructuring process (mergers, spin-offs, disposals, sale of assets) of the telecom operators of Grupo Andrade Gutierrez and in several auctions carried out by the Highway and Road Department of Minas Gerais (DNER-MG), Transport and Traffic Company of Belo Horizonte (BHTRANS), Ministry of Communication and Brazilian Telecommunication Agency (ANATEL). He holds a bachelor’s degree in Law from Pontifícia Universidade Católica of Minas Gerais (1970), in addition to having participated in several extension courses on Foreign Trade, mainly Service Export, in Fundação Centro de Comércio Exterior (FUNCEX), Fundação Dom Cabral, Ministry of Foreign Relations and Andrade Gutierrez.

Allan Kardec de Melo in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
Marcelo Laranjeira Fraga	09/08/1979	Board of Directors and Audit Committee	28/04/2016	Until the Annual Shareholders’ Meeting for 2018 / Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
038.859.806-90	Attorney	Effective member	04/28/2016	No	Not applicable

Independent member	Number of consecutive terms
Yes	0

Curriculum Vitae

Marcelo Laranjeira Fraga is an analyst at Banco do Noredeste do Brasil S.A. since April 2007, a company of the finance sector. He held various positions in middle and senior interim management position with the bank. He is also a financial advisor and legal expert. Previously, Marcelo Laranjeira Fraga was na entrepreneur in the retail of parts and lubricants. He has a Coaching certificate from SBC, a legal expert ceritificate from CORECON, attended numerous management and finance seminars at FGV and the Universidade Corporative do BNB, such as management competence, CPA-10, risk management, debt management, corporate governance, and internal controls, among others.

Mr. Fraga attended Universidade Estadual de Montes Claro from 2006 to 2014 and graduated with a law degree, he received na MBA in Financial Management from UNIFOR in 2011, and is currently completing a Masters in Tax Law and the new Brazilian Code of Civil Procedure at LFG and UNINTER, respectively.

Marcelo Laranjeira Fraga in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
Pedro Wagner Pereira Coelho	06/29/1948	Audit Committee	04/28/2016	Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
258.318.957-34	Counter	Effective member	04/28/2016	Not applicable	Not applicable

Independent member	Number of consecutive terms
Yes	0

Curriculum Vitae

Mr. Pedro is Chairman of the Fiscal Council of Magnesita S.A since April 2008, member of the Fiscal Council of Parnaiba Natural Gas S.A since October 2015 and member of the Supervisory Board of Estacio Participações S.A since April 2012. He worked in the external auditing Company PriceWaterhouseCoopers Independent Auditors, from October 1978 to April 1981 and controller are of the Investment Bank Garantia S.A from May 1982 until July 1997. He was also chairman of the Fiscal council of Lojas Americanas S.A (commercial and retail), Tele Norte Leste Participações SA (telecommunications), Telemar Participações S.A (telecommunications), TAM S.A (transport) and Enersul—energy of South Matogrosso (energy). Over the past five years, he served as member of the Carpe Diem—Consulting, Business Planning and Consulting Ltda. (Company in the business of Tax Consulting and Accounting activity, Planning and Business Advisory, Enterprises and Holdings). He is graduated in Business Administration from the University Society Augusto Motta—SUAM in 1978 and in Accounting at SOMLEI in 1980.

Pedro Wagner Pereira Coelho in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
Piero Carbone	03/15/1956	Audit Committee	04/28/2016	Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
528.180.477-49	Accountant	Alternate member	04/28/2016	Not applicable	Not applicable

Independent member			Number of consecutive terms
Yes			0

Curriculum Vitae

Mr. Piero Carbone has served as a member of the Supervisory Board of the companies: Ciapam Cia. Agropastoril Mucuri since 2015 Gado e Cana de Açúcar Fontes Agropecuária S.A. since 2015; Gado e Cana de Açúcar Itaguay Imobiliária e Participações S.A. since 2015 (Trade and Real Estate Leasing), Condor S.A. (Chemical Industry) since 2014, Industry of non-lethal weapons Risk Office S.A. since 2014 (Evaluation Service financial risk and investment), Cultura Inglesa S.A. since 2011. Previously in his career, Mr. Carbone worked in accounting area at Oi/Telemar, from May 1999 to June 2011 and as PRICEWATERHOUSECOOPERS audit trainee from 1978 to 1998. He holds a degree in Accounting from the University Santa Ursula in 1984. He holds an MBA in Business Management from Fundação Dom Cabral in 2001 and Degree in Executive Education at the University Estacio de Sá formed in 1978.

Piero Carbone in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
Álvaro Bandeira	22/06/1950	Audit Committee	04/28/2016	Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
266839707-34	Economist	Alternate member	04/28/2016	Not applicable	Not applicable

Independent member	Number of consecutive terms
Yes	0

Curriculum Vitae

Mr. Alvaro is Chief Economist of Brokerage Modalmais since 2015, the year he joined the institution. During the period 2011 to 2015 was Chief Economist of Orama, which led the analysis team. He held the same position for more than ten years at Ágora Corretora, which was also Managing Director. He was President of the Brazilian Futures Exchange (BBF), President of the National APIMEC and regional for five administrations, Director of BVRJ and BM&F, as well as former full member of the Supervisory Board of Souza Cruz. It acts as Speaker in several congresses related to the Capital Markets and personal finance, and develop lectures at universities and companies on issues related to this market. Maintains regular column in vehicles in the economic area, and financial education websites like Dinheirama and Infomoney. In the latter, he participated in interactive weekly program with more than 400 people logged forum. It is currently a columnist daily in two editions of BandNews FM. With over 40 years of experience in Capital Markets, Mr. Alvaro holds a degree in Economics from UFRJ and pos-graduate from Coppe-RUFRJ.

Mr. Alvaro in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

Name	Date of birth	Management body	Date of Election	Term of Office	Other Positions and Roles Held at the Issuer
William da Cruz Leal	10/03/1956	Audit Committee	04/28/2016	Until the Annual Shareholders’ Meeting for 2017	Not applicable

CPF	Profession	Elective position held	Investiture Date	Nominated by the Controlling Shareholder	Description of another position/duty
245.579.516-00	Mechanical engineer	Alternate member	04/28/2016	Not applicable	Not applicable

Independent member	Number of consecutive terms
Yes	0

Curriculum Vitae

Mr. Wiliam has extensive experience in Corporate Governance, Corporate Sustainability, Enterprise Risk Management, Internal Controls, Technology and Information Security. Since 2011 is Managing Partner of Cruz Leal Gestão Empresarial Ltda., Consulting firm specialized in motivation, leadership, technology, corporate governance and sustainability. He is a Board Member certified by IBGC—Brazilian Institute of Corporate Governance since 2009. He worked at Tele Norte Leste Participações S.A., a telecommunications company, from 2000 to 2009, having served as Executive Manager of Corporate Governance Manager Internal controls and Budget and Special Projects Manager and Systems Audit. Previously, he worked at Banco do Brasil S.A., from 1975 to 2000, having served as Executive Manager of changes and Analyst Information Technology Consultant. He is graduated in Mechanical Engineering from Fundação de Ensino Superior de Itaúna, Minas Gerais, in 1980.

Mr. Wiliam in the last five years, has no criminal conviction, no sentencing in any administrative proceeding installed by CVM, nor any sentencing that is final and unappealable, in the judicial or administrative spheres, which has suspended or impaired the practice of a professional or commercial activity.

12.6—For each one of the people who served as a member of the board of directors or the supervisory board in the last year, report in table format, the percentage of participation in the meetings held by the respective body in the same period, after the investiture.

Name	Total meetings held by the Fiscal Council	Percentage of Participation in Meetings
Allan Kardec de Melo Ferreira	6	100%

12.7 – Provide the information mentioned in item 12.5 in relation to members of the statutory committees and the audit, risk, financial and compensation committees, even if such committees or structures are not statutory.

New members of the statutory committees will not be elected, nor any of the audit, risk, financial and remuneration committees.

12.8 – For each one of the people who acted as a member of the statutory committees and the audit, risk, financial and compensation committees, even if such committees or structures are not statutory, inform, in table format, the percentage of participation in the meetings held by the respective board in the same period, which occurred after taking office

No members were elected in the existing committees in the Company.

12.9. Marital Relation, Civil Union or Kinship up to second degree

a. Company administrators

None.

b. (i) Company administrators and (ii) administrators of directly or indirectly controlled companies of the Company.

None.

c. (i) Company administrators or administrators of its directly or indirectly controlled companies and (ii) direct or indirect controlling companies of the Company

None.

d. (i) Company administrators and (ii) administrators of direct or indirect controlling companies of the Company

None.

12.10 – Subordination, service or control relationships maintained in the last 3 financial years, between the Company administrators and:

a. A company directly or indirectly controlled by the Company

None.

a. Direct or indirect controlling company of issuer

None.

b. If relevant, supplier, debtor or creditor clients of the Company, of its controlled company or controlling companies or controlled companies of one of such persons

None.